As filed with the Securities and
Exchange Commission on October 21, 1998                       Registration  No.
333-____
________________________________________________________________________________

                  SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549
                      ______________________

                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
                      _______________________



                  PRIORITY HEALTHCARE CORPORATION

      (Exact name of registrant as specified in its charter)


                       INDIANA                              35-1927379
        (State or other jurisdiction
(I.R.S. Employer
                of incorporation or organization)
Identification No.)

              285 WEST CENTRAL PARKWAY                         32714
         ALTAMONTE SPRINGS, FLORIDA              (Zip Code)
  (Address of Principal Executive Offices)


                        PRIORITY HEALTHCARE CORPORATION
                     BROAD BASED STOCK OPTION PLAN
                                     (Full title of the plan)

                                    ROBERT L. MYERS
                         PRESIDENT AND CHIEF EXECUTIVE OFFICER
              285 WEST CENTRAL PARKWAY, ALTAMONTE SPRINGS, FLORIDA 32714
                              (Name and address of agent for service)

                                    (407) 869-7001
                   (Telephone   number,  including  area  code,  of  agent  for
service)

                             COPY TO:
                                  JAMES A. ASCHLEMAN
                                    BAKER & DANIELS
                         300 NORTH MERIDIAN STREET, SUITE 2700
                              INDIANAPOLIS, INDIANA 46204
                                    (317) 237-0300


                  CALCULATION OF REGISTRATION FEE

 TITLE OF SECURITIES   AMOUNT TO BE    PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
    TO REGISTERED     REGISTERED (1)  OFFERING PRICE PER  AGGREGATE OFFERING  REGISTRATION FEE
                                           SHARE (2)           PRICE (2)
Class B Common            400,000        $22.0938 (3)       $8,837,520 (3)      $2,607.06 (3)
Stock,
$0.01 par value


(1) Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers additional shares of Class B Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2) It is impracticable to state the maximum offering price. The exercise price of shares offered pursuant to non-qualified stock options granted under the Broad Based Stock Option Plan (the "Plan") will be determined by the Committee which administers the Plan on or before the date the options are granted.

(3) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Class B Common Stock as reported by the NASDAQ National Market System on October 14, 1998, which was $22.0938 per share.

                              PART I

         INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The Section 10(a) prospectuses for the Priority Healthcare Corporation Broad Based Stock Option Plan are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description, are incorporated herein by reference. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year for which audited financial statements are contained in the annual report described above are incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission. The Company will promptly provide without charge to each person to whom a prospectus is delivered, a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information), upon the written or oral request of such person directed to the Secretary of the Company at its principal offices, 285 West Central Parkway, Altamonte Springs, Florida 32714, (407) 869-7001.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Indiana Business Corporation Law provides that a corporation, unless limited by its Articles of Incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding to which the director or officer was a party because of serving as a director or officer of the corporation.

     As permitted by the Indiana Business Corporation Law, the Company's Restated Articles of Incorporation provide for indemnification of directors, officers and employees of the Company against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil, criminal, administrative or investigative, in which they may become involved by reason of being or having been a director, officer, or employee. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the Board of Directors must have determined that such persons acted in good faith in what they reasonably believed to be the best interests of the Company (or at least not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful).

     In  addition,  the  Company  has  a  directors'  and   officers'
liability and company reimbursement policy that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retentions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2)  That, for the purpose of  determining  any  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Altamonte Springs, State of Florida, on September 22, 1998.

                                PRIORITY HEALTHCARE CORPORATION


                                By:      /S/ ROBERT L. MYERS
                                      Robert L. Myers
                                      President and
                                      Chief Executive Officer


                          POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of William E. Bindley and Robert L. Myers, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of William E. Bindley and Robert L. Myers, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

            SIGNATURE                            TITLE                           DATE
            /S/ WILLIAM E. BINDLEY  Chairman of the Board            September 22, 1998
           William E. Bindley
            /S/ ROBERT L. MYERS   President, Chief Executive Officer September 22, 1998
           Robert L. Myers        and Director (Principal Executive
                                  Officer)
            /S/ DONALD J. PERFETTO  Vice President, Chief Financial  September 22, 1998
           Donald J. Perfetto     Officer and Treasurer (Principal
                                  Financial and Accounting Officer)
            /S/ MICHAEL D. MCCORMICK  Director                       September 22, 1998
           Michael D. McCormick
            /S/ THOMAS J. SALENTINE  Director                        September 22, 1998
           Thomas J. Salentine
            /S/ RICHARD W. ROBERSON  Director                        September 28, 1998
           Richard W. Roberson
            /S/ REBECCA M. SHANAHAN  Director                        September 24, 1998
           Rebecca M. Shanahan

                          INDEX TO EXHIBITS

                                                 DESCRIPTION OF EXHIBIT
         Exhibit
           NO.
4.1                       Restated Articles of Incorporation of the Registrant.  (The copy of this Exhibit filed as Exhibit 3-A to the Company's Registration
                          Statement on Form S-1 (Registration No. 333-34463) is incorporated herein by reference.)
4.2                       By-Laws of the Registrant, as amended to date. (The copy of this
                          Exhibit filed as Exhibit 3-B to the Company's Registration Statement on Form S-1 (Registration No. 333-34463) is incorporated herein by reference.)
4.3                       Articles of Restatement of the Restated Articles of Incorporation of
                          the Registrant.  (The copy of this Exhibit filed as Exhibit 3-C to the Company's Registration Statement on Form S-1 (Registration No.
                          333-34463) is incorporated herein by reference.)
4.4                       Priority Healthcare Corporation Broad Based Stock Option Plan.
5                         Opinion of Baker & Daniels regarding legality of the securities being registered.
23.1                      Consent of PricewaterhouseCoopers LLP.
23.2                      Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).
24                        Powers of Attorney (included on the Signature Page of the
                          Registration Statement).